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Federated Hermes, Inc.
(Name of Registrant as Specified In Its Charter)

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FEDERATED HERMES, INC.

1001 Liberty Avenue

Pittsburgh, Pennsylvania 15222-3779

INFORMATION STATEMENT

March 19, 2020

INTRODUCTION

This Information Statement is furnished to the shareholders (the “Shareholders”) of Federated Hermes, Inc. (including its consolidated subsidiaries, “Federated Hermes”, or the “Company”) by its Board of Directors (the “Board”) in connection with the Annual Meeting of the Shareholders to be held on Thursday, April 30, 2020 in Liberty Center 5-Star Conference Room, Suite 200, 1001 Liberty Avenue, Pittsburgh, Pennsylvania, 15222 at 4:00 p.m. local time (the “Annual Meeting”). Action will be taken at the Annual Meeting for: (i) the election of directors; and (ii) any other business that properly comes before the Annual Meeting.

Federated Hermes has shares of both Class A Common Stock, no par value per share (the “Class A Common Stock”), and Class B Common Stock, no par value per share (the “Class B Common Stock”), issued and outstanding. The Class B Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “FHI”. Except under certain limited circumstances, the entire voting power of Federated Hermes is vested in the holder of the outstanding shares of the Class A Common Stock. All of the outstanding shares of Class A Common Stock are held by a Voting Shares Irrevocable Trust, dated May 31, 1989 (the “Voting Trust”), and will be voted in person at the Annual Meeting. Accordingly, Federated Hermes is not soliciting proxies for the Annual Meeting, but is providing this Information Statement to its Shareholders in accordance with Rule 14c-2 (17 C.F.R. §240.14c-2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Federated Hermes changed its name from Federated Investors, Inc. to Federated Hermes, Inc. effective January 31, 2020, and its Class B Common Stock began trading on the NYSE under the ticker symbol FHI beginning on February 3, 2020.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed and/or furnished to the Shareholders on or about March 19, 2020. Federated Hermes’ 2019 Annual Report to Shareholders (the “2019 Annual Report”) accompanies this Information Statement.

SHAREHOLDERS SHARING THE SAME ADDRESS

Federated Hermes has adopted a procedure called “householding”, which has been approved by the Securities and Exchange Commission (“SEC”). Under this procedure, Federated Hermes will deliver only one copy of its 2019 Annual Report and this Information Statement to multiple Shareholders who share the same address and last name unless contrary instructions have been received from an affected Shareholder. Federated Hermes will deliver promptly upon written or oral request a separate copy of the 2019 Annual Report and this Information Statement to any Shareholder at a shared address to which a single copy of either of these documents was delivered. To receive a separate copy of the 2019 Annual Report or this Information Statement, please contact: Corporate Communications, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779 or call 1-800-341-7400.

If you are a Shareholder, share an address and last name with one or more other Shareholders and would like to revoke your householding consent, or you are a Shareholder and are eligible for householding and would like to participate in householding, please contact: Broadridge, ATTN: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call 1-800-542-1061.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE 2019 ANNUAL REPORT AND

INFORMATION STATEMENT FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 30, 2020.

THIS INFORMATION STATEMENT AND THE 2019 ANNUAL REPORT ARE AVAILABLE ON THE

INTERNET AT https://www.FederatedHermes.com/investor-relations/#SECFilings. Go to heading for “Annual

Report” and expand options to access 2019 Information Statement.

VOTING SECURITIES

Except under certain limited circumstances, the entire voting power of Federated Hermes is vested in the holder of the outstanding shares of the Class A Common Stock. All of the outstanding shares of Class A Common Stock are held by the Voting Trust, and will be voted in person at the Annual Meeting. Only the holder of record of Class A Common Stock at the close of business on March 2, 2020 (the record date for the Annual Meeting) will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On the record date, 9,000 shares of Class A Common Stock were outstanding, all of which were held by the Voting Trust, the three trustees of which are J. Christopher Donahue, Federated Hermes’ President and Chief Executive Officer and Chairman of the Board, Thomas R. Donahue, Federated Hermes’ Vice President, Chief Financial Officer, and Treasurer, and a member of the Board, and Rhodora J. Donahue, their mother, for the benefit of certain members of the Donahue family. Accordingly, Federated Hermes qualifies as a “controlled company” under Section 303A of the New York Stock Exchange Listed Company Manual (the “NYSE Rules”) and qualifies for, and relies upon, certain exemptions available to controlled companies under the NYSE Rules. A “controlled company” is not required to comply with certain requirements of the NYSE Rules, such as the requirements of NYSE Rules 303A.01 (requiring a majority of independent directors), 303A.04 (requiring a nominating committee consisting entirely of independent directors) and 303A.05 (requiring a compensation committee consisting entirely of independent directors).

The presence of the holder of the Class A Common Stock, constituting all of the votes that all Shareholders are entitled to cast on the election of directors, will constitute a quorum for the transaction of business at the Annual Meeting. Any business transacted at the Annual Meeting shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon. Under the terms of the Voting Trust, the trustees are authorized to vote the shares owned by the Voting Trust, and, as a result, all of the outstanding shares of Class A Common Stock will be voted in person at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote. Directors will be elected by a plurality of the votes cast meaning the six nominees who receive the greatest number of “FOR” votes will be elected. Cumulative voting is not allowed. The trustees of the Voting Trust have advised Federated Hermes that they intend to vote in favor of all the directors nominated by the Board.

Under Federated Hermes’ Restated Articles of Incorporation, the Class A Common Stock of Federated Hermes is not entitled to an economic premium over the Class B Common Stock of Federated Hermes, including in connection with (1) distributions and dividends, and (2) a “Company Sale” (which includes (a) an acquisition of Federated Hermes by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or stock purchase), and (b) a sale of all or substantially all of the assets of Federated Hermes). Specifically, the Class A Common Stock and Class B Common Stock of Federated Hermes currently have equal rights to dividends and distributions, when declared, whether in cash or stock, and shall receive the same amount of consideration per share, notwithstanding any differences in voting rights, in the event of a purchase of Federated Hermes by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger, consolidation or stock purchase) or a sale of all or substantially all of the assets of Federated Hermes.

BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

The Board currently consists of six members. The current directors of Federated Hermes are: Messrs. Joseph C. Bartolacci, J. Christopher Donahue, Thomas R. Donahue, Michael J. Farrell, and John B. Fisher and Ms. Marie Milie Jones. Under Federated Hermes’ bylaws, directors are elected at each annual meeting and each director holds office until the expiration of the term of one year for which he or she was elected and until a successor is elected and qualified.

The Board has nominated Messrs. Joseph C. Bartolacci, J. Christopher Donahue, Thomas R. Donahue, Michael J. Farrell, and John B. Fisher and Ms. Marie Milie Jones, for re-election as directors. All of the nominees currently serve as members of the Board.

Joseph C. Bartolacci Age 59

Mr. Joseph C. Bartolacci was appointed to the Board in October 2016. Since 2006, Mr. Joseph C. Bartolacci has served as Chief Executive Officer of Matthews International Corporation (“Matthews”), a provider principally of brand solutions, memorialization products and industrial products. He also serves as President of Matthews. From 2005 to 2006, he was President and Chief Operating Officer of Matthews. Since 2005, Mr. Joseph C. Bartolacci also has served as a member of the Board of Directors of Matthews. Prior to 2005, he held various positions within Matthews, including President, Casket Division; Executive Vice President of Matthews; President, Matthews Europe; President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews) and General Counsel of Matthews. He also serves on the Matthews Pension Board, the Board of the Jas. H. Matthews & Co. Educational and Charitable Trust, and the boards of various subsidiaries of Matthews. Mr. Joseph C. Bartolacci also previously served on the Boards of Directors of Saint Vincent College and the Carnegie Science Center and on the Citizens Bank Mid-Atlantic Regional Advisory Board.

In determining that Mr. Joseph C. Bartolacci should serve as a director of Federated Hermes, the Board identified his background in accounting (B.A., Accounting, Saint Vincent College, and past experience as a Certified Public Accountant), his experience as a lawyer in private practice at Reed Smith LLP and as General Counsel of Matthews, his business and senior management experience at Matthews, and his experience serving as a board member of Matthews.

J. Christopher Donahue Age 70

Mr. J. Christopher Donahue has served as director, President and Chief Executive Officer of Federated Hermes since 1998 and was elected as Chairman of Federated Hermes effective April 28, 2016. He also serves as a director, trustee or officer of various Federated Hermes subsidiaries. He is President of 29 investment companies managed by subsidiaries of Federated Hermes. He is also director or trustee of 32 investment companies managed by subsidiaries of Federated Hermes. Mr. J. Christopher Donahue is the brother of Mr. Thomas R. Donahue who serves as Vice President, Treasurer, Chief Financial Officer and director of Federated Hermes.

In determining that Mr. J. Christopher Donahue should serve as a director of Federated Hermes, the Board identified his wealth of knowledge of Federated Hermes and its subsidiaries as Chief Executive Officer of the Company, his legal background, his knowledge of the investment management industry and his general executive management experience.

Thomas R. Donahue Age 61

Mr. Thomas R. Donahue has served as Vice President, Treasurer and Chief Financial Officer of Federated Hermes since 1998. Mr. Thomas R. Donahue previously served as a member of the Board from May 1998 to April 2004 and was re-elected to the Board on April 28, 2016. He also serves as an Assistant Secretary of Federated Hermes and he is President of FII Holdings, Inc., a wholly-owned subsidiary of Federated Hermes. He serves as a director of Hermes Fund Managers Limited. Mr. Thomas R. Donahue also serves as a director, trustee or officer of various other Federated Hermes subsidiaries. He is also director or trustee of six investment companies managed by subsidiaries of Federated Hermes. Mr. Thomas R. Donahue is the brother of Mr. J. Christopher Donahue who serves as President, Chief Executive Officer, Chairman and director of Federated Hermes.

In determining that Mr. Thomas R. Donahue should serve as a director of Federated Hermes, the Board identified his wealth of knowledge of Federated Hermes and its subsidiaries as Chief Financial Officer of the Company, his corporate finance background, his knowledge of the investment management industry, his service on several other boards of directors, and his general executive management experience.

Michael J. Farrell Age 70

Mr. Michael J. Farrell was elected to the Board in August 1998. He has been the President of Farrell & Co., a merchant banking firm specializing in heavy manufacturing companies, since 1982. Additionally, he served as Chief Executive Officer of Standard Steel, LLC, a vertically integrated manufacturer and marketer of forged steel railway wheels and axles, from July 2001 until its acquisition in August 2011, at which time he resigned from the company. He has also served in executive capacities for MK Rail Corporation, Motor Coils Manufacturing Co. and Season-All Industries. Mr. Michael J. Farrell is a Certified Public Accountant. Prior to his resignation on March 4, 2014, Mr. Michael J. Farrell was a member of the Board of Directors of TriState Capital Holdings, Inc.

In determining that Mr. Michael J. Farrell should serve as a director of Federated Hermes, the Board identified his extensive background in finance as President of a merchant banking firm and his general executive management experience.

John B. Fisher Age 63

Mr. John B. Fisher has served as Vice President of Federated Hermes since 1998. Mr. John B. Fisher previously served as a member of the Board from May 1998 to April 2004 and was re-elected to the Board on April 28, 2016. He has also been President and Chief Executive Officer of the Federated Advisory Companies since 2006 and serves as a board member for each of these subsidiaries, all of which are wholly-owned by Federated Hermes. He serves as a director of Hermes Fund Managers Limited. He also serves as a director, trustee or officer of certain other Federated Hermes subsidiaries. Prior to 2006, he served as the President of the Institutional Sales Division of Federated Securities Corp., a wholly-owned subsidiary of Federated Hermes. Mr. John B. Fisher is President of three, and director or trustee of 26, investment companies managed by subsidiaries of Federated Hermes.

In determining that Mr. John B. Fisher should serve as a director of Federated Hermes, the Board identified his wealth of knowledge of Federated Hermes and its subsidiaries as a Vice President of the Company, his financial, sales and investment background, his knowledge of the investment management industry, and his general executive management experience.

Marie Milie Jones Age 57

Ms. Marie Milie Jones was elected to the Board in April 2014. Since June 2011, she has been a founding partner of JonesPassodelis PLLC, a law firm that concentrates in, among other areas, civil rights and employment law, commercial litigation, and professional liability law. In addition, from 1987 until June 2011, Ms. Marie Milie Jones practiced law at Meyer, Darragh, Buckler, Bebeneck & Eck P.L.L.C., where she was elected partner in 1993 and managing partner in 1998.

In determining that Ms. Marie Milie Jones should serve as a director of Federated Hermes, the Board identified her extensive legal and management experience as a law firm partner, managing partner and founding partner, as well as her fourteen years of experience serving as a board member for Duquesne University, where she was Chairman of the Board from 2009 until her service on the board concluded in July 2017, and for serving on St. Vincent’s Seminary Board of Regents.

Only the number of nominees named above (six) are eligible for election at the 2020 Annual Meeting.

The Board has determined that Messrs. Joseph C. Bartolacci and Michael J. Farrell, and Ms. Marie Milie Jones, are “independent” as defined by the NYSE Rules. In making this determination, the Board considered all relevant facts and circumstances. The Board has determined that Messrs. Joseph C. Bartolacci and Michael J. Farrell, and Ms. Marie Milie Jones, have no relationship with Federated Hermes that impacts their independence.

In Memoriam

Eugene F. Maloney

Federated Hermes was deeply saddened by the passing of Eugene F. Maloney, executive vice president, on July 19, 2019, after 47 years with the company. His keen intellect, steadfast dedication to Federated’s trust business and wry sense of humor will be sorely missed. Gene was a graduate of the College of the Holy Cross and Fordham University Law School. He also served his country with distinction for three years as an officer in the U.S. Army. Gene facilitated the legislative and regulatory approvals that allowed fiduciaries to use mutual funds in place of direct securities in managing client accounts. Throughout his distinguished career, Gene remained at the forefront of investment management issues. An industry trailblazer, he was considered one of the foremost authorities on fiduciary matters, providing substantial input through decades of letters, speeches and testimony before client industry groups and to the U.S. Department of Labor, the U.S. Securities and Exchange Commission and U.S. Congress. He was a devoted husband, father and grandfather. We extend our deepest gratitude for Gene’s many years of dedicated service.

Meetings and Committees of the Board

In 2019, the Board met on six occasions. The Board has an Audit Committee, Compensation Committee and Compliance Committee. The Board does not have a Nominating Committee; the Board as a whole performs this function. During 2019, all directors attended at least seventy-five percent of the meetings of the Board and the committees on which they served for the time period (i.e., 2019) when they were members of the Board.

Compliance Committee

The Compliance Committee currently consists of Messrs. Joseph C. Bartolacci and Michael J. Farrell, and Ms. Marie Milie Jones. The Compliance Committee has been established by Federated Hermes’ Board to assist the Board and Federated Hermes’ Chief Compliance Officer to oversee compliance by the Company and its employees with legal, regulatory and contractual requirements and Company policies and procedures. The Compliance Committee is responsible for overseeing the development and promulgation of compliance policies and programs, and oversees all company compliance activities, enhancing compliance efforts where necessary and appropriate and reporting to the Board as requested on the status of compliance efforts. In 2019, the Compliance Committee met four times.

Audit Committee

The Audit Committee currently consists of Messrs. Joseph C. Bartolacci and Michael J. Farrell, and Ms. Marie Milie Jones, none of whom is a current or former officer or employee of Federated Hermes. Mr. Farrell is Chairman of the Audit Committee. It is expected that at the Board’s April 30, 2020 meeting, Mr. Bartolacci will be nominated to become Chairman of the Audit Committee from and after that meeting. The Board has adopted a written charter for the Audit Committee. The Board has determined that the members of the Audit Committee are “independent” as defined by the NYSE Rules applicable to audit committee members of a “controlled company.”

The Audit Committee is responsible for monitoring the integrity of the financial statements of Federated Hermes, the independent registered public accounting firm’s qualifications and independence, the performance of Federated Hermes’ internal audit function and independent registered public accounting firm, and Federated Hermes’ compliance with related applicable legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. In performing its responsibilities, the Audit Committee reviews the audit plans of Federated Hermes’ internal auditors and the independent registered public accounting firm and monitors their progress during the year. In discharging its responsibilities, the Audit Committee is entitled to rely upon the reports, findings and representations of Federated Hermes’ internal auditors, independent registered public accounting firm, legal counsel and responsible officers. In 2019, the Audit Committee met on five occasions.

The Board has determined that Messrs. Joseph C. Bartolacci and Michael J. Farrell, and Ms. Marie Milie Jones are audit committee financial experts as defined under federal securities laws.

Audit Committee Report

The Audit Committee oversees Federated Hermes’ financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

Management assessed the effectiveness of Federated Hermes’ internal control over financial reporting as of December 31, 2019, in relation to criteria for effective internal control over financial reporting as described in Internal Control – Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), including Hermes Fund Managers Limited (including its subsidiaries, “Hermes”), which Federated Hermes acquired a majority interest in on July 1, 2018, as part of its overall assessment. In fulfilling its oversight responsibilities, the Audit Committee has met to review and discuss the audited financial statements in the 2019 Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Federated Hermes’ accounting principles as applied to the financial statements and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence, relating to the independent registered public accounting firm’s independence from management and Federated Hermes, and has discussed with the independent registered public accounting firm their independence. The Audit Committee has considered whether the provisions of non-audit services by the independent registered public accounting firm are compatible with maintaining their independence.

The Audit Committee discussed with Federated Hermes’ internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Federated Hermes’ internal controls, and the overall quality of Federated Hermes’ financial reporting.

The Audit Committee considered the quality of the audit services provided by the independent registered public accounting firm, the experience and tenure at the firm as the Company’s independent registered public accounting firm, and the amount of audit and related audit fees and non-audit fees. The Audit Committee considered the new audit partner selected to lead the independent registered public accounting firm with respect to the provision of audit services to the Company. The Audit Committee considered the potential impact of changing the independent registered public accounting firm. The Audit Committee also considered the independent registered public accounting firm’s commitment to quality and innovation, and their industry knowledge and experience in deciding to retain the independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. The Audit Committee also selected Ernst & Young LLP as Federated Hermes’ independent registered public accounting firm for the fiscal year ending December 31, 2020.

Respectfully Submitted:

Michael J. Farrell, Audit Committee Chairman

Joseph C. Bartolacci, Audit Committee Member

Marie Milie Jones, Audit Committee Member

Compensation Committee

The Compensation Committee, which operates pursuant to a written charter, consists of Messrs. Joseph C. Bartolacci and Michael J. Farrell, and Ms. Marie Milie Jones. Mr. Joseph C. Bartolacci is Chairman of the Compensation Committee. It is expected that at the Board’s April 30, 2020 meeting, Mr. Farrell will be nominated to become Chairman of the Compensation Committee from and after that meeting. The Compensation Committee establishes performance measures and certifies achievement, recommends and approves compensation levels of executive officers, awards share-based compensation, works with senior management on benefit and compensation programs for Federated Hermes employees, and monitors local and national compensation trends to ensure that Federated Hermes’ compensation program is competitive within the mutual fund industry. The Compensation Committee serves as the Board Committee that administers the Federated Hermes, Inc. Stock Incentive Plan, as amended (“Stock Incentive Plan”). On October 25, 2018, the Compensation Committee, pursuant to the terms of the Stock Incentive Plan, adopted a UK-Sub-Plan to the Stock Incentive Plan, as amended (“UK Sub-Plan”), to allow the Compensation Committee to grant awards of restricted stock to Federated Hermes’ United Kingdom (“UK”)-based employees. The Compensation Committee has delegated its full power and authority under the Stock Incentive Plan, as amended, and UK Sub-Plan, as amended, to the Chief Executive Officer with respect to all employees other than those subject to Section 16 of the Exchange Act. Currently, the following persons are subject to Section 16 of the Exchange Act: Messrs. Gordon J. Ceresino, J. Christopher Donahue, Thomas R. Donahue, John B. Fisher, Peter J. Germain, Richard A. Novak, Saker A. Nusseibeh, Paul A. Uhlman and Stephen P. Van Meter, as well as the non-employee members of the Board. In 2019, the Compensation Committee met on three occasions.

As members of the Compensation Committee, Messrs. Joseph C. Bartolacci and Michael J. Farrell, and Ms. Marie Milie Jones, are deemed to be non-employee directors as defined in Rule 16b-3 of the Exchange Act and outside directors, as previously defined for purposes of Section 162(m) of the Internal Revenue Code prior to its amendment pursuant to the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”).

Compensation Risk

The Compensation Committee collaborates with Federated Hermes’ management in reviewing the material terms of Federated Hermes’ compensation policies and programs for all employees, and evaluates the intended behaviors each is designed to incent to ensure that such policies and programs do not encourage excessive risk-taking that could result in a material, adverse impact to the Company. For 2019, this review included a review of the compensation policies and programs for Federated Hermes employees, including those employed by Hermes. The Compensation Committee believes that Federated Hermes’ compensation policies and programs do not give rise to risks reasonably likely to have a material adverse effect on the Company.

Employee, Officer and Director Hedging

Federated Hermes’ Policy on Trading and Confidentiality (the “Policy”) is a policy that imposes certain restrictions on, and requirements for, among other things, hedging transactions designed to offset a decrease in the market value of the Company’s issued and outstanding equity securities granted as part of compensation or held directly or indirectly. The Policy applies to “Federated Hermes Personnel” which includes: (a) all directors, officers and employees of the Company, (b) those contractors and other outside professionals determined by the Company’s Compliance Department to be subject to the Policy due to the nature of their job activities, and (c) the spouses, minor children and other household members of the persons described in (a) and (b) above. Under the Policy, Federated Hermes Personnel that are subject to Section 16 of the Exchange Act are referred to as “Directors” and “Senior Officers”.

Under the Policy, Federated Hermes Personnel are prohibited from:

(1)	Short-selling Company securities, including, without limitation, selling Company securities short “against the box”, (with no exceptions);

(2)	Purchasing Company securities on margin without prior written approval by the Company’s Compliance Department, (which may impose restrictions on such purchases); and

(3)

Except for options issued directly by the Company to a Director, Senior Officer, or employee, buying or selling, directly or indirectly, any derivative security, including put options and call options, the underlying basis of which is any Company security, subject to the following limited exception:

(a)

A limited exception to this restriction is available, upon approval by the Company’s Compliance Department, for derivative transactions involving up to 25% of a person’s beneficial interest in Company securities, where such transactions are: (i) entered into for diversification purposes; (ii) result in the disposition of the underlying securities, (although the transaction may permit cash settlement in lieu of security settlement); and (iii) the term of the transaction is for a period of no less than one year. For example, this limited exception can be used to permit a Director or Senior Officer to diversify their holdings in the Company by investing in an exchange fund by contributing Class B Common Stock of the Company to the fund in exchange for units of the fund, which holds a diversified pool of securities. Before approving the transaction, the Company’s Compliance Department is required to: (i) notify senior management of the particulars of the transaction; (ii) review the details of the transaction, (including all paperwork that will be entered into among the parties to the transaction); and (iii) notify senior management of its decision.

Federated Hermes Personnel also are subject to the Policy’s general restrictions on insider trading, (i.e., trading based on material non-public information, (or “inside information”)), and trading during restricted, (or “blackout” or “closed”) periods. The Policy also provides that Federated Hermes Personnel should use standing orders, (i.e., orders placed with a broker to buy or sell securities at a pre-designated price that leave the Federated Hermes Personnel no control over the timing of the transaction), sparingly and the Policy requires Federated Hermes Personnel to rescind standing orders so that they are not operative during restricted, (or “blackout” or “closed”), periods.

Under the Policy, Directors and Senior Officers, and their spouses, minor children and other members of their households, are required to obtain the approval of a member of a trading compliance committee before trading or effecting any change in beneficial ownership in Company securities, whether for their own benefit or on behalf of another person or entity. Under the Policy, Directors and Senior Officers who purchase Company securities also are required to hold such securities for a minimum of six (6) months from the date of purchase, unless the security is subject to a forced sale, (e.g., as a consequence of a merger or acquisition of the Company), or unless the Director or Senior Officer obtains the express prior written consent of the Company’s Compliance Department prior to the transaction. Directors and Senior Officers who receive such express prior permission to effect a short-term or “short-swing” sale remain subject to the requirement that any profits that they derive from the short-swing sale will need to be disgorged to the Company pursuant to Section 16(b) of the Exchange Act.

Corporate Governance

To address corporate governance matters and communicate its business standards, Federated Hermes has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to directors, officers and employees of Federated Hermes. Copies of these materials, as well as Charters for the Audit, Compensation, and Compliance Committees, are available on Federated Hermes’ website at FederatedHermes.com by first clicking on “Investor Relations” and then “Corporate Governance.” The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this Information Statement. The information is also available in print upon written request.

Under Federated Hermes’ policies, the directors are expected to attend the Annual Meeting. All of the directors on the Board at the time of the 2019 Annual Meeting attended the 2019 Annual Meeting.

Communications with the Board

Independent members of the Board have regularly scheduled executive sessions without management participation. Mr. Farrell presides over these meetings. In order that shareholders and other interested parties may make their concerns known to the independent directors as well as to the Audit Committee, Compliance Committee, and the full Board, the Board has established a telephone messaging system and an internet-based anonymous incident reporting system. All messages will be forwarded to Federated Hermes’ Chief Compliance Officer (“CCO”) for review, who will prepare a summary of such communications for the independent directors, the Audit Committee, the Compliance Committee, or the full Board, as appropriate. Information concerning the use of the messaging system and the reporting system can be obtained on Federated Hermes’ website at FederatedHermes.com by first clicking on “Investor Relations” and then “Corporate Governance.” The information contained on, or accessible through, Federated Hermes’ website is not part of, or incorporated by reference in, this Information Statement.

Board Leadership Structure

In 2019, Mr. J. Christopher Donahue was elected, and continues to serve, as President and Chief Executive Officer, and Chairman, of the Company. The Board does not have a policy with respect to whether the Chairman should be an independent director, an affiliated director or a member of Company management. The Company’s policy as to whether the role of Chief Executive Officer and Chairman should be separate is to adopt the practice that the Board believes best serves the Company’s and Shareholders’ interests at any particular time. Currently, the Board believes that, given Mr. J. Christopher Donahue’s knowledge, experience and strategic vision, and the evolving investment management industry, combining the roles of Chairman, President and Chief Executive Officer best serves the interests of the Company and its Shareholders. Additionally, the Board has currently designated Mr. Michael J. Farrell as Lead Independent Director. In that capacity, he chairs all executive sessions of the independent directors and serves as a liaison between the independent directors and management. The Board believes this leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the non-employee directors.

Risk Oversight

The Board has oversight responsibility for risk management, focusing on significant risks facing Federated Hermes, including operational, financial, legal, compliance and macro-economic risks. The Board and its committees work closely with management to monitor risk and it is management’s responsibility to manage risk and bring to the Board’s attention material risks to the Company. The Board has delegated responsibility to certain Board committees for the oversight of specific risks as follows:

The Compliance Committee is responsible for monitoring and reviewing significant legal, compliance and regulatory matters involving Federated Hermes. It accomplishes this by receiving regular reports from Federated Hermes’ Chief Risk Officer (“CRO”) and CCO, and meeting in executive session with these individuals as necessary.

The Audit Committee is responsible for monitoring and reviewing Federated Hermes’ policies and procedures relating to the financial reporting process, including the internal control process. It also monitors the Company’s internal audit function, the work performed by the independent registered public accounting firm and the Company’s compliance with related applicable legal and regulatory requirements. The Audit Committee also oversees Federated Hermes’ cybersecurity and business continuity risks/events and practices, measures, training and other efforts, and receives periodic (e.g., generally quarterly or more frequently when circumstances warrant) reports on such topics from Federated Hermes’ Chief Information Officer. It accomplishes these tasks by receiving regular reports from Federated Hermes’ Chief Audit Executive (“CAE”), as well as from Federated Hermes’ management and independent registered public accounting firm. It also meets in regular executive sessions with the CAE and the independent registered public accounting firm.

In addition, the Board as a whole receives regular reports on significant legal and regulatory matters from Federated Hermes’ General Counsel.

Federated Hermes maintains several departments which focus on risk assessment and mitigation. It maintains an Enterprise Wide Risk Management department (“Risk Management”) headed by the CRO. The CRO chairs the Enterprise Wide Risk Management Committee which includes department heads from across Federated Hermes, including Hermes’ Strategic Risk and Compliance Director. Risk Management implements the processes established to report and monitor material risks to the Company. The CRO reports directly to the Compliance Committee of the Board on a quarterly basis and the full Board as appropriate. The CRO reports to the Compliance Committee on significant enterprise risks such as regulatory, compliance and business risks as well as top investment-related risks that could impact the investment products under management by Federated Hermes. The CRO also provides the Compliance Committee with regular updates on enterprise risk initiatives being conducted by Risk Management.

Federated Hermes also maintains a Compliance Department headed by the CCO. The function of the Compliance Department and the role of the CCO are intended to operate in a manner consistent with Rule 38a-1 under the Investment Company Act of 1940 and Rule 206(4)-7 of the Investment Advisers Act of 1940, respectively. Hermes’ Strategic Risk and Compliance Director performs similar functions at Hermes and provides information to Federated Hermes’ CCO on compliance matters. The Compliance Department’s primary responsibility is to assure that compliance and ethical standards are in place within Federated Hermes and that policies and procedures have been adopted and implemented that are reasonably designed to prevent violations of federal securities laws and regulations. The CCO, like the CRO, reports directly to the Compliance Committee on significant compliance issues and initiatives on a quarterly basis and the full Board as appropriate.

Federated Hermes also maintains an Internal Audit Department headed by the CAE. The function of the Internal Audit Department is to provide an internal assessment of business processes, including assessments of Federated Hermes’ internal controls over the financial reporting process. It also provides consulting services to Federated Hermes business units to better allow such units to assess and monitor risk relating to their business processes. Hermes also maintains an internal audit function, and Hermes’ Head of Internal Audit provides information to Federated Hermes’ CAE on audit matters. The CAE reports directly to the Audit Committee on significant internal audit-related issues, as well as on the progress of management’s review of the internal controls over financial reporting on a quarterly basis.

Federated Hermes’ CCO, CRO and Deputy General Counsel, as well as Federated Hermes’ Chief Information Officer, Chief Information Security Officer, and other senior members of Federated Hermes’ management, also are members of, and Federated Hermes’ CAE attends meetings of, Federated Hermes’ Information Security and Data Governance Committee (“ISDG”). The ISDG’s primary functions are to: (1) serve as a governing body to support Federated Hermes’ information security and data governance practices and efforts; (2) address information security matters and data governance matters critical to Federated Hermes; (3) review written policies and procedures reasonably designed to (a) comply with applicable legal requirements, and (b) maintain appropriate information security and data governance practices; (4) monitor, and evaluate against industry practices and applicable regulatory requirements and guidance, Federated Hermes’ strategies relative to information security and data governance; and (5) serve as a liaison for discussions concerning information security and data governance with various Federated Hermes committees or governing bodies, management, and the Board.

Each of the CCO, CAE, CRO and Deputy General Counsel report to Federated Hermes’ Chief Legal Officer and General Counsel. Federated Hermes fosters effective communications among its various departments by maintaining internal compliance committees that meet at least quarterly. These committees (the “Internal Compliance Committees”), one for Federated Hermes and its wholly-owned subsidiaries (the “Federated Hermes Committee”) and one for its majority-owned subsidiary, Hermes and its subsidiaries (the “Hermes Committee”, which committee is also known as the “Hermes Risk & Compliance Executive”), administer Federated Hermes’ overall compliance program, including Federated Hermes’ Code of Business Conduct and Ethics. The Federated Hermes Committee is chaired by Federated Hermes’ CCO and composed of the Deputy General Counsel, the CRO and the CAE. The Hermes Committee is chaired by Hermes’ Strategic Risk and Compliance Director, and includes the Head of Legal Services, Chief Operating Officer and Head of Internal Audit at Hermes. The Hermes’ Strategic Risk and Compliance Director also participates in meetings of the Federated Hermes Committee. In addition, the Chief Legal Officer and General Counsel of Federated Hermes may provide input to each Committee at his discretion. The Hermes Committee provides information to the Federated Hermes Committee, and the Federated Hermes Committee apprises the Chief Legal Officer and General Counsel of any significant compliance matters. This committee structure presents a formal mechanism for these department heads to discuss compliance- and risk-related matters at Federated Hermes. In addition, each of Federated Hermes’ CCO, CAE, CRO and Deputy General Counsel, as well as Federated Hermes’ Chief Legal Officer and General Counsel, has the authority to contact the Board directly at any time to discuss risk-related matters if they deem it necessary.

Federated Hermes believes that the division of risk management responsibilities described above is an effective approach for addressing the risks facing Federated Hermes and that the Board leadership structure, described above, supports this approach.

Nomination of Directors

Under the NYSE Rules, Federated Hermes is not required to have a nominating committee because it is considered a “controlled company” for purposes of these rules. In light of this fact, Federated Hermes believes that it is appropriate not to have a nominating committee and, therefore, does not have a nominating committee charter in reliance on the NYSE Rules exemption. Federated Hermes’ current practice is for the Board as a whole to perform the functions of a nominating committee.

The Board does not currently consider director candidates recommended by Shareholders and does not have a formal policy with regard to consideration of director candidates recommended by Shareholders. Federated Hermes believes that it is appropriate not to have such a policy because of its status as a “controlled company” under the NYSE Rules.

The Board seeks candidates who possess the background, skills, experience, expertise, integrity, and degree of commitment necessary to make a significant contribution to the Board. In connection with its evaluation of a nominee, the Board takes into account all applicable laws, rules, regulations and listing standards and considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise, and its evaluation of other prospective nominees.

Although the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, the Board believes directors should be selected so that the Board is a diverse body. In order to achieve this result, the Board seeks nominees who reflect differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that it believes will strengthen the Board as a whole.

Nominees for directorship are recommended to the Board by Federated Hermes’ Chief Executive Officer and its other directors. An invitation to join the Board will generally be extended by Federated Hermes’ Chairman and Chief Executive Officer.

Compensation of Directors

Members of the Board who are also employees of Federated Hermes do not receive compensation for their service as directors. For their service as directors, non-employee directors receive (i) $50,000 per year; (ii) $5,000 per year for each Board Committee Membership; (iii) $5,000 per year for Compliance Committee Chairman, Compensation Committee Chairman and for service as Lead Independent Director, $ 10,000 per year for Audit Committee Chairman (each of the aforementioned payable in quarterly installments); (iv) $1,500 per attendance at a special meeting of the Board payable when such meetings occur; and (v) 2,250 shares of unrestricted Class B Common Stock annually pursuant to the Stock Incentive Plan. Federated Hermes also paid the premiums for term life insurance and travel/accident insurance for each of Messrs. Bartolacci and Farrell, and Ms. Jones, which, in the aggregate, cost Federated Hermes approximately $320 in 2019.

Director Compensation Table

The following table sets forth compensation information for the fiscal year ended December 31, 2019 for Federated Hermes’ non-employee directors.

2019 DIRECTOR COMPENSATION TABLE

Name (1)	Fees earned or paid in cash ($)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Joseph C. Bartolacci	70,000	69,953	543	140,496
Michael J. Farrell	78,750	69,953	1,018	149,721
Marie Milie Jones	70,000	69,953	543	140,496

(1)

The compensation of Messrs. J. Christopher Donahue, Thomas R. Donahue, and John B. Fisher is set forth in the 2019 Summary Compensation Table. Messrs. J. Christopher Donahue, Thomas R. Donahue, and John B. Fisher do not receive any additional compensation for services provided as a director of Federated Hermes.

(2)

The amounts in this column reflect the grant date fair value of 2,250 shares of unrestricted Class B Common Stock granted to each of Messrs. Bartolacci and Farrell, and Ms. Jones, as non-employee directors in 2019 pursuant to the Stock Incentive Plan. The grant date fair value reflects the closing price of $31.09 for Federated Hermes Class B Common Stock on the NYSE on April 26, 2019. As of December 31, 2019, each of Messrs. Bartolacci, and Farrell, and Ms. Jones, had no stock options outstanding. There have been no stock options granted since 2009.

(3)	The amounts in this column reflect imputed income for Federated Hermes-provided life and travel/accident insurance.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Statement.

Respectfully Submitted:

Joseph C. Bartolacci, Compensation Committee Chairman

Michael J. Farrell, Compensation Committee Member

Marie Milie Jones, Compensation Committee Member

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The investment management business is highly competitive and experienced professionals have significant career mobility. Federated Hermes’ ability to attract, retain and properly motivate highly qualified professionals is a critical factor in maintaining Federated Hermes’ competitive position within the investment management industry and ensuring Federated Hermes’ future success. Accordingly, Federated Hermes’ compensation programs are comprised of competitive levels of cash compensation together with equity and other components that are consistent with long-term Shareholder interests. Federated Hermes’ compensation programs are designed to reward outcomes related to a variety of factors including Federated Hermes’ revenues, earnings, earnings on a per share basis, return on equity and payout ratio. Additional consideration is given to Federated Hermes’ investment and financial performance as measured against other similar companies within the investment management industry and the performance of Federated Hermes’ stock. Federated Hermes’ Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers for 2019 are referred to herein as the “Named Executive Officers.”

Allocation Among Compensation Components

As previously noted, each component of Federated Hermes’ compensation program is designed to be competitive within the investment management industry and to align the interests of Federated Hermes’ executive officers with those of Federated Hermes’ Shareholders. The final determination on setting compensation for executive officers rests with the Compensation Committee. The Compensation Committee takes a holistic approach to assessing and determining the components of each executive officer’s total compensation. The Compensation Committee receives input and recommendations from, and works collaboratively with, Federated Hermes’ Chief Executive Officer in analyzing information relating to the Company and individual performance. The Compensation Committee not only considers a variety of factors relating to Company performance, including Federated Hermes’ Operating Profits (as defined hereinafter), revenues, earnings per share and stock performance, but also considers industry compensation trends among companies in Federated Hermes’ peer group, as discussed below. The Compensation Committee also reviews investment performance and financial performance on a comparative basis, as well as the effectiveness of marketing and sales efforts. The Compensation Committee subjectively considers a number of different individual and corporate performance factors such as those noted above, but gives no specific weighting to any such factor. Each component of compensation is reviewed independently each year, taking into consideration both Company and individual results as well as comparative peer group information.

Peer Group. In 2019, Federated Hermes engaged Deloitte Consulting LLP (“Deloitte”), a nationally recognized consulting firm with expertise in executive compensation practices and program design, to conduct a study of the compensation of executive officers at Federated Hermes and ten of Federated Hermes’ peers within the investment management industry. The Compensation Committee has reviewed Federated Hermes’ relationships with, and the services provided by, Deloitte and has not identified any conflicts of interest.

Federated Hermes’ peer group selected for purposes of Deloitte’s study included Affiliated Managers Group, Inc.; AllianceBernstein Holding LP; BlackRock, Inc.; Eaton Vance Corp.; Franklin Resources, Inc.; Invesco Ltd.; Janus Henderson Group PLC; Legg Mason, Inc.; T. Rowe Price Group, Inc.; and Waddell & Reed Financial, Inc. In selecting this peer group, Federated Hermes used the size criteria of approximately one-half to two times Federated Hermes in one or more of the following metrics: revenue, assets under management, net income and market capitalization. The peer group data used for purposes of Deloitte’s study is generally gathered from publicly disclosed documents of those companies. Therefore, these results will typically only relate to the five most highly compensated executive officers of a given company. Information prepared by Deloitte was provided to the Compensation Committee to assist it in its efforts to determine appropriate levels of compensation. While the Compensation Committee considers the peer data provided by Deloitte in setting executive compensation, Federated Hermes does not benchmark to a specified percentile of this peer group. Janus Henderson Group PLC, which was included in the peer group in prior years, but removed in 2018 due to M&A activity, was added back in 2019.

Base Salary. Base salaries are intended to form a competitive percentage of total cash compensation. Federated Hermes’ objective in paying a base salary is to provide its executive officers with a level of assured cash compensation that is commensurate with their position, expertise and accomplishments. In establishing base salaries, the Compensation Committee considers performance assessments and recommendations provided by Federated Hermes’ Chief Executive Officer with respect to executive officers other than himself. The Compensation Committee also gives consideration to Federated Hermes’ financial results from the prior year as well as the base salaries paid for comparable positions by companies in Federated Hermes’ peer group. With the exception of Paul A. Uhlman, who received a base salary increase in consideration of his progression in the role of President, Federated Securities Corp., which he assumed in June 2016, the Compensation Committee did not increase Named Executive Officers’ 2019 base salaries consistent with Federated Hermes’ company-wide effort to control expenses.

Bonuses. Bonuses paid under the Federated Hermes, Inc. Annual Incentive Plan, as amended (“Annual Incentive Plan”) are designed to reward executive officers for the successful attainment of annual results that are consistent with Federated Hermes’ long-term growth and development. Each year, the Compensation Committee reviews requirements relating to executive compensation and establishes one or more performance goals for bonus awards. While a performance goal is no longer required for tax purposes due to changes from the Tax Cuts and Jobs Act of 2017, management and the Compensation Committee continue to believe that attainment of a performance goal provides appropriate incentives and serves as an appropriate factor to consider in determining whether a bonus award is earned.

The performance period over which the performance goals are measured may be a calendar year, or other period of 12 months or less, for which a participant’s performance is measured as established in the discretion of the Compensation Committee. For 2019, the Compensation Committee set a performance goal of Federated Hermes attaining Operating Profits (as defined below) of $75 million for the nine-month period ending September 30, 2019, as a factor to consider whether bonuses would be awarded. For purposes of the Annual Incentive Plan performance goal, operating profits are defined, for the applicable performance period, as total revenue less distributions to non-controlling (minority) interests and less total expenses (including net non-operating income/expenses and income taxes and excluding amortization of intangibles, impairment losses and debt expenses) as reflected in Federated Hermes’ audited or unaudited financial statements (“Operating Profits”). The Compensation Committee determined that the achievement of the performance goal under the Annual Incentive Plan will not be a condition precedent for awards under the Annual Incentive Plan, but instead will be a factor that the Committee can consider in determining whether the awards are earned. For the nine-month period ended September 30, 2019, Federated Hermes had Operating Profits of approximately $200.9 million. Achievement of the performance goal does not serve to ensure the award of a bonus under the Annual Incentive Plan. The Compensation Committee has the discretion (either negative or positive), in appropriate circumstances, to increase, reduce or eliminate a bonus. The awards are payable under the Annual Incentive Plan promptly after the Compensation Committee has made the final award determinations (but in no event later than 2 1⁄2 months after the close of the fiscal year in which the performance period ends).

Participants in the Annual Incentive Plan for 2019 included Federated Hermes’ executive officers as of January 24, 2019. For 2020, the Compensation Committee set a performance goal of Federated Hermes attaining Operating Profits of $78.75 million for the nine-month period ending September 30, 2020 as a factor in determining whether bonuses will be awarded.

In determining awards for 2019 under the Annual Incentive Plan, the Compensation Committee considered a variety of factors, including Federated Hermes’ Operating Profits, revenues, earnings, earnings on a per share basis and return on equity and payout ratio. Also taken into consideration by the Compensation Committee was the performance of Federated Hermes’ stock, Federated Hermes’ investment and financial performance as measured against its peer group noted above, and the performance assessment and recommendations made by Federated Hermes’ Chief Executive Officer with respect to executive officers other than himself. The Compensation Committee also considered the Company’s relative performance in challenging market conditions, the Company’s effective expense management and the Company’s market share.

The Compensation Committee, as noted above, also considers individual performance factors.

Individual factors the Compensation Committee considered when determining Mr. J. Christopher Donahue’s 2019 bonus award included executive leadership with respect to overall management of the Company, and executive leadership in responding to current and emerging regulatory issues.

Individual factors the Compensation Committee considered when determining Mr. Thomas R. Donahue’s 2019 bonus award included breadth of operational responsibility beyond traditional Chief Financial Officer duties, and executive leadership with respect to financial reporting, industry initiatives, and acquisitions.

Individual factors the Compensation Committee considered when determining Mr. John B. Fisher’s 2019 bonus award included executive leadership with respect to investment management, product performance and depth and breadth of fund knowledge.

Individual factors the Compensation Committee considered when determining Mr. Gordon J. Ceresino’s 2019 bonus award included executive leadership with respect to the Company’s global business plan and international distribution.

Individual factors the Compensation Committee considered when determining Mr. Paul A. Uhlman’s proposed 2019 bonus award included his management of Federated Hermes’ sales organization and executive leadership with respect to product sales, sales results and communications with clients and fund shareholders.

The Compensation Committee gives no specific weighting to any of the aforementioned individual and corporate performance factors and considers each of them on a subjective basis. None of the determinations that the Compensation Committee made upon considering the 2017 Tax Act and the Annual Incentive Plan were intended to modify or otherwise effect in any way any remuneration provided pursuant to a written binding contract in effect as of November 2, 2017. As a general matter, the changes to Code Section 162(m) effected by the 2017 Tax Act apply to taxable years beginning after December 31, 2017 (i.e., from January 1, 2018 forward), however, remuneration provided pursuant to a written binding contract in effect as of November 2, 2017, and which has not thereafter been modified in any material respect, can be grandfathered under the 2017 Tax Act and continue to be deductible (assuming compliance with other relevant requirements of former Code Section 162(m)).

Equity Compensation. Executive officers receiving bonus awards under the Annual Incentive Plan participate in Federated Hermes’ Restricted Stock Program. For 2019 Annual Incentive Plan bonus awards, executive officers under the age of sixty-two on the date of the award generally receive eighty percent of their award amount in cash and twenty percent in the form of restricted stock (“Bonus Restricted Stock”), and may elect to receive seventy-five percent in cash and twenty-five percent in Bonus Restricted Stock, or may elect to receive seventy percent in cash and thirty percent in Bonus Restricted Stock. For 2019, executive officers aged sixty-two or older on the date of the award who receive bonus awards under the Annual Incentive Plan may elect to receive 100% of such awards in cash, may elect to receive eighty percent in cash and twenty percent in Bonus Restricted Stock, may elect to receive seventy-five percent in cash and twenty-five percent in Bonus Restricted Stock, or may elect to receive seventy percent in cash and thirty percent in Bonus Restricted Stock. Bonus Restricted Stock is awarded at eighty-five percent of fair market value, based on the closing price of Federated Hermes Class B Common Stock on the NYSE on the award date and generally vests ratably over a three-year period. Additionally, the Compensation Committee may, at its discretion, make cash bonus awards that are not subject to the Bonus Restricted Stock Program.

Bonus Restricted Stock awards are made at eighty-five percent of fair market value in recognition of the risk of forfeiture and the delay in receiving awards earned. The Company believes that the Bonus Restricted Stock portion of bonus awards serves to further align the interests of executive officers with those of Federated Hermes’ shareholders.

In 2019, the Compensation Committee also granted periodic restricted stock (“Periodic Restricted Stock”) awards to executive officers under the Stock Incentive Plan. In determining whether Periodic Restricted Stock awards are appropriate and, if so, the size of such an award, the Compensation Committee holistically considers any outstanding and unvested restricted stock the executive officer holds as well as the value of equity compensation as a component of total compensation. In making its decision, the Compensation Committee also considers on a subjective basis factors such as the executive officer’s performance, changes in his or her responsibilities, promotions and general industry practices. Periodic Restricted Stock awards, for which executive officers pay the Company $3.00 per share, generally vest over a ten-year period for U.S.-based personnel which Federated Hermes believes serves to align the long-term interests of executive officers with those of Federated Hermes’ Shareholders. The timing of Periodic Restricted Stock grants is driven by the Compensation Committee’s assessment of the need to compensate executive officers, not by Federated Hermes’ Class B Common Stock price. Grants are made only during “open” periods in which the Company has not implemented trading restrictions. Please refer to footnotes (2) and (3) of the 2019 Summary Compensation Table and footnotes (2), (3) and (4) of the Outstanding Equity Awards at Fiscal Year End Table, and the Narrative Disclosure to the 2019 Summary Compensation Table and the 2019 Grants of Plan-

Based Awards Table, for further information relating to the Company’s awards of Bonus Restricted Stock and Periodic Restricted Stock to Named Executive Officers.

Federated Hermes does not currently award stock options to its executive officers (or its other employees).

Perquisites and Other Benefits. Federated Hermes provides a limited number of perquisites and other benefits to its executive officers that are intended to encourage the health and wellness of its executive officers and to reduce the time and attention that they must spend on non-Federated Hermes issues.

Certain executive officers are eligible for reimbursement for the initiation fees and dues associated with membership in golf and/or social clubs that have a business purpose. Such memberships provide executive officers with an appropriate forum for entertaining clients/customers and interacting with the community. During 2019, seven executive officers were provided with on-site parking at Federated Hermes’ headquarters. Executive officers are permitted to use Federated Hermes’ corporate aircraft for a limited amount of personal use when the corporate aircraft is not being utilized for business purposes. Such personal use of the corporate aircraft must be pre-approved by the Chief Executive Officer or Chief Financial Officer. Personal use of the corporate aircraft by an executive officer results in taxable income to the executive officer determined in accordance with Internal Revenue Service regulations. For security and efficiency reasons, the Chairman, Chief Executive Officer and Chief Financial Officer are required to use the corporate aircraft for business and personal use to the greatest reasonable extent.

Executive officers are entitled to receive medical, life and disability coverage and other corporate benefits available to most of Federated Hermes’ other employees. Executive officers are also provided an annual physical, at their option.

Executive officers based in the U.S. are eligible to participate in the Federated Hermes, Inc. Profit Sharing/401(k) Plan, which is made available to substantially all of Federated Hermes’ employees.

Board Process

The Compensation Committee receives input and recommendations from, and works collaboratively with, Federated Hermes’ Chief Executive Officer in analyzing information relating to Company and individual performance. As discussed above, the Compensation Committee also considers a variety of factors when determining annual salary and awards of cash bonuses and Periodic Restricted Stock. The Compensation Committee not only considers a variety of factors relating to Company performance, including Federated Hermes’ Operating Profits, revenues, earnings per share and stock performance, but also considers industry compensation trends among companies in Federated Hermes’ peer group as provided in the aforementioned study conducted by Deloitte. The Compensation Committee also reviews investment performance and financial performance on a comparative basis, as well as the effectiveness of marketing and sales efforts. Although the Compensation Committee considers a number of different individual and corporate performance factors, no specific weighting is given to any such factor. Because Federated Hermes is a “controlled company” and does not solicit proxies, consents or authorizations from shareholders relating to the Annual Meeting, Federated Hermes is not required to hold, and, therefore, consideration is not given to the results of, a shareholder advisory vote on executive compensation pursuant to Section 14A of the Exchange Act.

Summary Compensation Table

The following table sets forth compensation information for the fiscal years ended December 31, 2019, 2018 and 2017 for Federated Hermes’ Named Executive Officers.

2019 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

J. Christopher Donahue President and Chief Executive Officer	2019 2018 2017	787,500 787,500 787,500	- - -	1,376,494 1,376,487 1,147,073	2,940,000 2,730,000 2,730,000	604,694 545,267 530,082	5,708,688 5,439,254 5,194,655

Thomas R. Donahue Chief Financial Officer and President, FII Holdings, Inc.	2019 2018 2017	720,000 720,000 720,000	- - -	1,586,508 1,371,985 1,328,300	2,205,000 2,030,000 1,890,000	650,868 615,731 546,243	5,162,376 4,737,716 4,484,543

John B. Fisher Vice President and President and Chief Executive Officer, Federated Advisory Companies	2019 2018 2017	635,000 635,000 635,000	- - -	1,833,549 1,654,336 1,610,659	2,925,000 2,520,000 2,450,000	318,413 313,083 314,785	5,711,962 5,122,419 5,010,444
Gordon J. Ceresino Vice Chairman and President Federated International Management Limited and Federated International Securities Corp.	2019 2018 2017	798,000 798,000 798,000	- 3,000,000 -	1,621,808 771,981 810,645	1,120,000 2,100,000 1,200,000	230,753 261,183 206,598	3,770,561 6,931,164 3,015,243
Paul A. Uhlman Vice President and President Federated Securities Corp.	2019 2018 2017	450,000 425,000 400,000	- - -	1,080,620 1,160,205 751,815	1,680,000 1,760,000 1,470,000	257,795 229,279 189,046	3,468,415 3,574,484 2,810,861

(1)

On August 31, 2018, in connection with the successful closing of Federated Hermes’ acquisition of a majority interest in Hermes, Mr. Gordon J. Ceresino received a bonus of $3 million under the Annual Incentive Plan which was paid entirely in cash and was not subject to Federated Hermes’ Bonus Restricted Stock Program.

(2)

The amounts in this column reflect the aggregate grant date fair value of restricted stock awards for the fiscal years ended December 31, 2019, 2018 and 2017 (as applicable) calculated in accordance with U.S. generally accepted accounting principles applicable to stock compensation. Additional information regarding Restricted Stock awards can be found in the 2019 Grants of Plan-Based Awards Table. The calculation methodology for the valuation of Periodic Restricted Stock and Bonus Restricted Stock awards is set forth in Note 1(t) of Federated Hermes’ Consolidated Financial Statements contained in Federated Hermes’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)

While the cash portion of the total bonus paid in 2020 for fiscal year 2019 is reported in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table, the portion of the fiscal year 2019 total bonus received in the form of Bonus Restricted Stock in 2020 is not represented. Rather, the Bonus Restricted Stock received in 2019 for fiscal year 2018 Total Bonus is included in the “Stock Awards” column for fiscal year 2019. The grant date fair value of the Bonus Restricted Stock received in 2019, 2018 and 2017 for fiscal years 2018, 2017 and 2016, respectively, was based on the NYSE closing prices of $29.89, $34.01 and $26.56, respectively, on the relevant grant dates. The closing price of the Class B Common Stock on December 31, 2019, the last day of trading in 2019, was $32.59. Bonus Restricted Stock is awarded at eighty-five percent of fair market value on the date of grant.

(4)

With respect to Mr. J. Christopher Donahue, the amount listed for 2019 reflects matching contributions under Federated Hermes’ 401(k) Plan, company-provided parking, club dues, spousal travel and an annual physical. In addition, Federated Hermes paid the premium for long-term disability insurance. It also includes a life insurance premium of $54,880, medical insurance premium of $191,638, dividends received on restricted stock of $151,495 and $157,187 that reflects the aggregate incremental cost to Federated Hermes of personal use of the corporate aircraft. The aggregate incremental cost to Federated Hermes of personal use of the corporate aircraft is determined on a per flight basis and includes the cost of fuel, landing and storage fees, crew-related expenses and other miscellaneous variable costs.

With respect to Mr. Thomas R. Donahue, the amount listed for 2019 reflects matching contributions under Federated Hermes’ 401(k) Plan, company-provided parking, club dues and spousal travel. In addition, Federated Hermes paid the premium for long-term disability insurance. It also includes a life insurance premium of $54,259, a medical insurance premium of $260,157, club dues of $25,003, dividends received on restricted stock of $224,002 and $67,189 that reflects the aggregate incremental cost to Federated Hermes of personal use of the corporate aircraft.

With respect to Mr. Fisher, the amount listed for 2019 reflects matching contributions under Federated Hermes’ 401(k) Plan, company-provided parking, club dues, spousal travel and an annual physical. In addition, Federated Hermes paid the premium for long-term disability insurance and a portion of the premiums for life, accidental death and medical insurance. It also includes dividends received on restricted stock of $232,680 and $41,593 that reflects the aggregate incremental cost to Federated Hermes of personal use of the corporate aircraft.

With respect to Mr. Ceresino, the amount listed for 2019 reflects matching contributions under Federated Hermes’ 401(k) Plan and club dues. In addition, Federated Hermes paid the premium for long-term disability insurance and a portion of the premiums for life, accidental death and medical insurance. It also includes dividends received on restricted stock of $189,249.

With respect to Mr. Uhlman, the amount listed for 2019 reflects matching contributions under Federated Hermes‘ 401(k) Plan, company-provided parking, club dues, spousal travel, miscellaneous corporate gift of nominal value and an annual physical. In addition, Federated Hermes paid the premium for long-term disability insurance and a portion of the premiums for life, accidental death and medical insurance. It also includes dividends received on restricted stock of $206,705.

Grants of Plan-Based Awards

The following table sets forth information concerning cash bonuses and restricted stock awards granted to the Named Executive Officers during the fiscal year ended December 31, 2019.

2019 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock	Grant date fair value of stock and option awards ($) (5)
Name	Grant Date	Approval Date (1)	Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (#) (3)	Maximum (#)	awards: number of shares of stock or units (#) (4)

J. Christopher Donahue	3/5/19	1/24/19		2,940,000			-		46,052	1,376,494
Thomas R. Donahue	3/5/19 11/18/19	1/24/19 11/18/19		2,205,000			18,500		34,244	1,023,553 562,955
John B. Fisher	3/5/19 11/18/19	1/24/19 11/18/19		2,925,000			18,500		42,509	1,270,594 562,955
Gordon J. Ceresino	3/5/19 11/18/19	1/24/19 11/18/19		1,120,000			18,500		35,425	1,058,853 562,955
Paul A. Uhlman	3/5/19 11/18/19	1/24/19 11/18/19		1,680,000			18,500		17,319	517,665 562,955

(1)	Compensation Committee approval date.

(2)

With respect to Messrs. J. Christopher Donahue, Thomas R. Donahue, Gordon J. Ceresino and Paul A. Uhlman, the amounts in this column reflect seventy percent of the bonus each received in 2020 under the Annual Incentive Plan for fiscal year 2019. The remaining thirty percent for 2019 was received in 2020 in the form of Bonus Restricted Stock. With respect to Mr. John B. Fisher, the amount in this column reflects seventy-five percent of the bonus he received in 2020 under the Annual Incentive Plan for fiscal year 2019 that was subject to Federated Hermes’ Bonus Restricted Stock Program. The remaining twenty-five percent of that bonus was received in 2020 in the form of Bonus Restricted Stock.

(3)	The amounts reflected in this column represent Periodic Restricted Stock received in 2019 under the Stock Incentive Plan for a purchase price of $3.00 per share.

(4)

The amounts reflected in this column represent Bonus Restricted Stock received in 2019 attributed to the allocated portion of the 2018 bonus payable under the Annual Incentive Plan, which is generally subject to a three-year vesting period.

(5)

The calculation methodology for the valuation of Periodic Restricted Stock and Bonus Restricted Stock awards is set forth in Note 1(t) of Federated Hermes ‘ Consolidated Financial Statements contained in Federated Hermes’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Named Executive Officers pay the Company $3.00 per share for Periodic Restricted Stock awards.

Narrative Disclosure to 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table

The 2019 Bonus Restricted Stock awards included in the “Stock Awards” column of the 2019 Summary Compensation Table were granted in partial payment of the 2018 bonus awards and generally vest in equal one-third amounts over a three-year period. The Bonus Restricted Stock is awarded at eighty-five percent of fair market value. The Bonus Restricted Stock is granted under the Annual Incentive Plan. See the discussion under the captions Bonuses and Equity Compensation in the Compensation Discussion and Analysis above for further information regarding the terms applicable to Bonus Restricted Stock. The Bonus Restricted Stock grant date fair value is reflected under the “Grant date fair value of stock and option awards” column of the 2019 Grants of Plan-Based Awards Table.

On November 18, 2019, each of Messrs. Thomas R. Donahue, John B. Fisher, Gordon J. Ceresino and Paul A. Uhlman received an award of 18,500 shares of Periodic Restricted Stock under the Stock Incentive Plan. These awards are reflected in the “Estimated future payouts under equity incentive plan awards” column of the 2019 Grants of Plan-Based Awards Table. Each such award is governed by an accompanying 2019 Restricted Stock Award Agreement. A performance measure of Operating Profits of at least $78.75 million for the nine-month period ending September 30, 2020 will be considered in determining whether the awards are earned. Such awards are also subject to confidentiality and non-competition obligations. Recipients pay the Company $3.00 per share for Periodic Restricted Stock awards and are entitled to receive dividends on the restricted shares which are the same as those paid on unrestricted Class B Common Stock. Periodic Restricted Stock awards granted in 2019 vest over a ten-year period with restrictions lapsing fifty percent on each of approximately the award’s fifth- and tenth-year anniversaries, except in the case of a recipient’s death or separation from employment due to disability, in which case should death or separation from employment due to disability occur prior to the fifth vesting date, the stock vests in accordance with the vesting schedule and all unvested shares at the time of death or disability are forfeited and sold back to Federated Hermes for the purchase price ($3.00/share) or should death or separation from employment due to disability occur on or after the fifth vesting date, all of the unvested shares become vested shares upon such separation from employment or death.

Federated Hermes makes a matching contribution under the Federated Hermes, Inc. Profit Sharing/401(k) Plan in an amount equal to 100% of the first 4% that each participant defers and 50% of the next 2% of deferral contributions, for a total match of 5%.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unvested restricted stock awards held by the Named Executive Officers as of December 31, 2019. The Named Executive Officers held no stock options as of December 31, 2019.

	Stock Awards
Name	Grant Date		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($) (1)
J. Christopher	11/18/2010	(2)	7,500	244,425
Donahue	11/18/2011	(2)	8,750	285,163
	11/16/2012	(2)	8,000	260,720
	11/18/2013	(2)	9,000	293,310
	3/6/2017	(3)	14,396	469,166
	3/6/2018	(3)	26,982	879,343
	3/5/2019	(3)	46,052	1,500,835
			120,680	3,932,962

Thomas R.	11/18/2010	(2)	7,500	244,425
Donahue	11/18/2011	(2)	8,750	285,163
	11/16/2012	(2)	8,000	260,720
	11/18/2013	(2)	9,000	293,310
	11/18/2014	(2)	10,000	325,900
	11/18/2015	(2)	14,800	482,332
	11/18/2016	(2)	15,725	512,478
	3/6/2017	(3)	10,188	332,027
	11/17/2017	(2)	16,650	542,624
	3/6/2018	(3)	18,680	608,781
	11/16/2018	(2)	17,575	572,769
	3/5/2019	(3)	34,244	1,116,012
	11/18/2019	(2)	18,500	602,915
			189,612	6,179,456

John B.	11/18/2010	(2)	7,500	244,425
Fisher	11/18/2011	(2)	8,750	285,163
	11/16/2012	(2)	8,000	260,720
	11/18/2013	(2)	9,000	293,310
	11/18/2014	(2)	10,000	325,900
	11/18/2015	(2)	14,800	482,332
	11/18/2016	(2)	15,725	512,478
	3/6/2017	(3)	13,731	447,493
	11/17/2017	(2)	16,650	542,624
	3/6/2018	(3)	24,215	789,167
	11/16/2018	(2)	17,575	572,769
	3/5/2019	(3)	42,509	1,385,368
	11/18/2019	(2)	18,500	602,915
			206,955	6,744,664

Gordon J.	11/18/2010	(2)	3,000	97,770
Ceresino	11/18/2011	(2)	8,750	285,163
	11/16/2012	(2)	8,000	260,720
	11/18/2013	(2)	9,000	293,310
	11/18/2014	(2)	10,000	325,900
	11/18/2015	(2)	14,800	482,332
	11/18/2016	(2)	15,725	512,478
	3/6/2017	(3)	3,691	120,290
	11/17/2017	(2)	16,650	542,624
	3/6/2018	(3)	6,919	225,490
	11/16/2018	(2)	17,575	572,769
	3/5/2019	(3)	35,425	1,154,501
	11/18/2019	(2)	18,500	602,915
			168,035	5,476,262

Paul A.	11/18/2010	(2)	3,000	97,770
Uhlman	11/18/2011	(2)	2,450	79,846
	11/16/2012	(2)	4,000	130,360
	11/18/2013	(2)	2,475	80,660
	11/18/2014	(2)	2,500	81,475
	11/18/2015	(2)	3,200	104,288
	6/15/2016	(4)	42,500	1,385,075
	11/18/2016	(2)	42,500	1,385,075
	3/6/2017	(3)	2,953	96,238
	11/17/2017	(2)	16,650	542,624
	3/6/2018	(3)	14,529	473,500
	11/16/2018	(2)	17,575	572,769
	3/5/2019	(3)	17,319	564,426
	11/18/2019	(2)	18,500	602,915
			190,151	6,197,021
(1)	The amounts in this column reflect a December 31, 2019 closing price of 32.59 for Class B Common Stock on the NYSE.

(2)

These restricted stock awards are 10-year plans which vest 5% in years 1-4 and years 6-9 and 30% in years 5 and 10. Vested shares are still considered restricted until they are released - releases occur in years 5 (first half of shares released) and 10 (second half of shares released). Vesting schedules for the awards shown above are as follows:

Grant Date:	Vesting Schedule (vesting percentages should be applied to “original shares awarded”):
11/18/2010	30% on November 16, 2020
11/18/2011	5% on November 16, 2020; 30% on November 16, 2021
11/16/2012	5% on November 16, 2020 and 2021; 30% on November 16, 2022
11/18/2013	5% on November 16, 2020, 2021, and 2022; 30% on November 17, 2023
11/18/2014	5% on or about November 16, 2020, 2021, 2022 and 2023; 30% on November 18, 2024
11/18/2015	5% on or about November 16, 2021, 2022, 2023, and 2024; 30% on or about November 16, 2020 and 2025
11/18/2016	5% on or about November 16, 2020, 2022, 2023, 2024 and 2025; 30% on or about November 16, 2021 and 2026
11/17/2017	5% on or about November 16, 2020, 2021, 2023, 2024, 2025 and 2026; 30% on or about November 16, 2022 and 2027
11/16/2018	5% on or about November 16, 2020, 2021, 2022, 2024, 2025, 2026 and 2027; 30% on or about November

17, 2023 and 2028
11/18/2019	5% on or about November 16, 2020, 2021, 2022, 2023, 2025, 2026, 2027 and 2028; 30% on or about November 18, 2024 and 2029
(3)

These restricted stock awards are 3-year bonus plans which vest 33 1/3% each year for three years. Vested shares under these plans are released upon vesting. Vesting schedules for the awards shown above are as follows:

Grant Date:	Vesting Schedule (vesting percentages should be applied to “original shares awarded”):
3/6/2017	Two-thirds of this award have already vested; remaining 1/3 to vest on March 6, 2020
3/6/2018	One-third of this award has already vested; remaining 2/3 to vest on March 6, 2020 (1/3) and March 5, 2021 (1/3)
3/5/2019	Vesting occurs 33 1/3% on each of March 6, 2020, March 5, 2021 and March 4, 2022

(4)	This restricted stock award is structured identically to the 10-year November awards described in footnote (2). Vesting schedules for this award is as follows:

Grant Date:	Vesting Schedule (vesting percentages should be applied to “original shares awarded”
6/15/2016	5% on or about June 15, 2020, 2022, 2023, 2024, and 2025; 30% on June 15, 2021 and 2026

Option Exercises and Stock Vested

The following table sets forth information concerning Periodic Restricted Stock and Bonus Restricted Stock held by the Named Executive Officers that vested during the fiscal year ended December 31, 2019. No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2019.

2019 OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)

J. Christopher Donahue	51,926	1,535,770

Thomas R. Donahue	49,634	1,467,368

John B. Fisher	55,150	1,630,587

Gordon J. Ceresino	53,700	1,487,076

Paul A. Uhlman	24,501	723,894

(1)

The value realized on vesting of stock awards is equal to the difference between the closing market price of Class B Common Stock on the NYSE on the date of vesting and the purchase price paid by the Named Executive Officer, if any, multiplied by the number of shares that vested.

Pay Ratio Disclosure

For Federated Hermes’ fiscal year ended December 31, 2019:

The median annual compensation of all employees of Federated Hermes (other than the Chief Executive Officer (or principal executive officer) (“CEO”)) was $103,903; and

The annual total compensation of Federated Hermes’ CEO was $5,708,688.

Based upon this information, the 2019 ratio of the annual total compensation of Federated Hermes’ CEO to the median of the annual total compensation of all employees was approximately 55 to 1.

We believe the pay ratio disclosed above is a reasonable estimate calculated in a manner consistent with the SEC’s Regulation S-K, Item 402(u). To identify the median of the annual total compensation of all of Federated Hermes’ employees and to determine the annual total compensation of Federated Hermes’ median employee and Federated Hermes’ CEO, Federated Hermes took the following steps:

Federated Hermes selected December 31, 2019, which is within the last three months of 2019, as the date used to identify Federated Hermes’ median employee because it enabled Federated Hermes to make such identification in an efficient and reasonable manner.

Federated Hermes determined that, as of December 31, 2019, Federated Hermes had 1,826 employees, with 1,408 employees in the U.S. and 418 employees outside of the U.S. in the United Kingdom (395), Ireland (8), Germany (5), Singapore (4), Canada (2), Japan (1), Spain (1), Denmark (1), and Switzerland (1). For purposes of identifying the employee with the median annual compensation of all of Federated Hermes’ employees, Federated Hermes considered all of its employee population, including permanent employees and temporary or seasonal employees. The annual total compensation Federated Hermes used to identify the employee with the median total compensation includes all earnings reported for Federated Hermes’ U.S. employees on Form W-2 to the Internal Revenue Service for 2019 and internal human resources compensation records for non-U.S. employees. Federated Hermes annualized the total compensation of the permanent employees who did not work for Federated Hermes during the entire 2019 fiscal year. Once the employee with the median total annual compensation was identified, Federated Hermes combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $103,903. The employee with the median total compensation did not receive any equity awards. The total compensation income for Federated Hermes’ CEO is based upon his total compensation for 2019 as reported in the 2019 Summary Compensation Table in this Information Statement.

Employment Agreements and Change-of-Control Agreement

On December 28, 1990, Mr. John B. Fisher entered into an employment agreement (the “Fisher Employment Agreement”) with Federated Investors, a predecessor of Federated Hermes, in connection with his employment by Federated Investors as an officer and employee. The Fisher Employment Agreement is still in effect. Under the terms of the Fisher Employment Agreement, Mr. Fisher is subject to certain restrictions with regard to confidentiality and competition. Mr. Fisher is not permitted to disclose confidential information that he receives in the course of or as a result of his employment. Additionally, upon termination of his employment, Mr. Fisher is prohibited from directly or indirectly competing with Federated Hermes for a period of two years. Furthermore, upon termination of his employment, Mr. Fisher agrees not to directly or indirectly solicit employees of Federated Hermes to terminate their employment or contractual relations with Federated Hermes.

On October 22, 1990, Mr. Uhlman entered into an employment agreement (the “Uhlman Employment Agreement”) with Federated Securities Corp., a wholly-owned subsidiary of Federated Hermes, in connection with his employment by Federated Securities Corp. as a sales representative. The Uhlman Employment Agreement is still in effect. Under the terms of the Uhlman Employment Agreement, Mr. Uhlman is subject to certain restrictions with regard to confidentiality and competition. Mr. Uhlman is not permitted to disclose confidential information he receives in the course of or as a result of his employment. Additionally, upon termination of his employment, Mr. Uhlman is prohibited from directly or indirectly competing with Federated Hermes in connection with the sale of shares of money market funds or any other securities or other products and services which may be competitive for a period of two years. Furthermore, upon termination of his employment, Mr. Uhlman agrees not to directly or indirectly solicit employees of Federated Hermes to terminate their employment or contractual relations with Federated Hermes.

The only agreement Federated Hermes currently has in place with a Named Executive Officer that contains a change-of-control provision is a 2016 Restricted Stock Award Agreement entered into with Mr. Paul A. Uhlman on June 15, 2016, under the Stock Incentive Plan pursuant to which Mr. Uhlman received a total of 50,000 shares of Restricted Stock. Under the terms of the 2016 Restricted Stock Award Agreement, the shares awarded vest over a ten-year period with restrictions lapsing on fifty percent of the award on each of approximately the award’s fifth- and tenth- year anniversaries, respectively. In certain circumstances where there is a change-of-control (as described below), the vesting of the shares is accelerated. For this accelerated vesting to occur: (a) there must be a change in ownership of fifty-one percent or greater of the Class A Common Stock of Federated Hermes; and (b) one of the following must occur (i) Mr. Uhlman’s employment agreement is terminated other than “for cause” (as defined in the Agreement) by Federated Hermes or its successor during the six-month period before or the first two-year period following a change in ownership or (ii) a constructive termination (as defined in the 2016 Restricted Stock Award Agreement) occurs prior to the occurrence of events which would permit a termination “for cause” during the first two-year period following a change of ownership. If this “double-trigger” provision is satisfied, then any portion of the award not vested will fully vest. Assuming that the aforementioned events occurred on December 31, 2019, thereby satisfying the “double-trigger” provision, the shares of Restricted Stock awarded to Mr. Uhlman pursuant to the 2016 Restricted Stock Award Agreement that were not vested would have become fully vested with an approximate value of $1,385,075 which would include $127,500 Mr. Uhlman paid for his shares. Such events, however, did not occur.

TRANSACTIONS WITH RELATED PERSONS

During 2019, Mr. Richard H. Donahue, son of Mr. Thomas R. Donahue, Chief Financial Officer of Federated Hermes, was employed by Federated Hermes as an Assistant Business Controller. Mr. Richard H. Donahue was provided compensation in the amount of approximately One-Hundred Fifty-Four Thousand dollars and received a Periodic Restricted Stock award with a grant date value of Sixty-Thousand Eight-Hundred and Sixty dollars, which equaled the closing price of $33.43 for Federated Hermes Class B Common Stock on the NYSE as of November 18, 2019 multiplied by 2,000 shares, minus the $3.00 per share purchase price.

CONFLICT OF INTEREST POLICIES AND PROCEDURES

Federated Hermes maintains a Code of Business Conduct and Ethics (the “Code”). The Code applies to each director, officer and employee of Federated Hermes, (each a “Covered Person”). The Code specifically addresses a variety of conflicts of interest, including transactions with related persons. The Code also sets forth guidance for Covered Persons with regard to general conflict of interest scenarios where an individual’s private interests interfere in any way with the interests of Federated Hermes as a whole. Federated Hermes relies on the integrity and undivided loyalty of Covered Persons to maintain the highest level of objectivity in performing their duties.

Covered Persons are expected to avoid any situation in which personal interests conflict, or have the appearance of conflicting, with those of Federated Hermes. Covered Persons are responsible for avoiding any misconduct or perceived conflicts of interest. Accordingly, employees are expected to use prudent behavior and discretion in all transactions and relationships and are required to make prompt and complete disclosure of any possible or probable conflict of interest to their direct supervisor or manager, human resources, or Federated Hermes’ Internal Compliance Committees, as described below. Non-employee directors are also expected to make appropriate disclosures to the Board and to take appropriate steps to recuse themselves from Board decisions with respect to transactions or other matters involving Federated Hermes as to which they are interested parties or with respect to which a real or apparent conflict of interest exists. As a general rule, Covered Persons should never receive a payment or anything of value in exchange for a decision involving Federated Hermes’ business, with limited exceptions for token gifts of nominal value. Additionally, Covered Persons generally may not have any direct or indirect financial interest in, or any business relationship with, a person or entity that does business with Federated Hermes or is a competitor of Federated Hermes. This policy does not apply to an arms-length purchase of goods or services for personal or family use or to the ownership of less than five percent of the shares of a publicly traded company. Other arms-length business relationships with Federated Hermes and/or the Federated Hermes Funds may be permissible provided such business relationships are disclosed to, reviewed and approved by the applicable Federated Hermes Internal Compliance Committee, (as detailed below). Furthermore, Covered Persons should not engage in outside jobs or activities that compete with Federated Hermes in any way. Except in certain limited circumstances, any employee who is invited to join the board of directors or to serve as an officer of another organization must obtain the approval of the applicable Federated Hermes Internal Compliance Committee. The Code requires directors who are invited to serve on other boards to promptly notify Federated Hermes’ Chief Executive Officer and Chairman.

The Code is administered by the Internal Compliance Committees (i.e., the Federated Hermes Committee and the Hermes Committee). The Federated Hermes Committee is chaired by Federated Hermes’ CCO and composed of the Deputy General Counsel, the CRO and the CAE. The Hermes Committee is chaired by Hermes’ Strategic Risk and Compliance Director, and includes the Head of Legal Services, Chief Operating Officer and Head of Internal Audit at Hermes. The Hermes’ Strategic Risk and Compliance Director also participates in meetings of the Federated Hermes Committee. The Hermes Committee provides information to the Federated Hermes Committee, and the Federated Hermes Committee apprises the Chief Legal Officer and General Counsel of any significant compliance matters. As previously discussed, the Code requires Covered Persons to disclose to the applicable Internal Compliance Committee any personal activities or financial interests that could negatively influence, or give the appearance of negatively influencing, their judgment or decisions. The Internal Compliance Committees then determine if there is a conflict and, if so, how to resolve it without compromising the interests of Federated Hermes, the Federated Hermes Funds or other accounts, as applicable. When necessary, the Hermes Internal Compliance Committee reports matters to the Federated Hermes Internal Compliance Committee and the Federated Hermes Internal Compliance Committee will bring matters to Federated Hermes’ Chief Legal Officer and General Counsel, senior staff or the Board for final resolution.

The transactions disclosed above were reviewed and approved in accordance with the Code.

A written copy of the Code is available on Federated Hermes’ website at FederatedHermes.com by first clicking on “Investor Relations” and then “Corporate Governance.” The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this Information Statement.

SECURITY OWNERSHIP

Class A Common Stock

The following table sets forth certain information regarding beneficial ownership of Federated Hermes’ Class A Common Stock by each person who is known by Federated Hermes to own beneficially more than five percent of the outstanding shares of Class A Common Stock as of February 28, 2020.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Voting Shares Irrevocable Trust dated May 31, 1989	9,000	100.0%
c/o The Beechwood Company, L.P. Suite 720 1001 Liberty Avenue Pittsburgh, Pennsylvania 15222-3716

All of the outstanding shares of Class A Common Stock are held by the Voting Trust, the trustees of which are Mr. J. Christopher Donahue, Federated Hermes’ President and Chief Executive Officer and Chairman of the Board, Mr. Thomas R. Donahue, Federated Hermes’ Vice President, Chief Financial Officer, and Treasurer, and a member of the Board, and Ms. Rhodora J. Donahue, their mother, for the benefit of certain members of the Donahue family. Under the terms of the Voting Trust, the trustees are authorized to vote shares held by the Voting Trust and the trustees additionally may sell, transfer or otherwise dispose of shares owned by the Voting Trust. The entire voting power of Federated Hermes is vested in the holder of the outstanding shares of Class A Common Stock, except as otherwise provided in the Restated Articles of Incorporation of Federated Hermes or as required by applicable law. The address for the trustees of the Voting Trust is the same address shown in the above table.

Class B Common Stock

The following table sets forth certain information regarding beneficial ownership of Federated Hermes’ Class B Common Stock as of February 28, 2020, by (i) each of the current directors of Federated Hermes, (ii) the Named Executive Officers of Federated Hermes, and (iii) all executive officers and current directors of Federated Hermes as a group. As of February 28, 2020 there were 100,976,928 shares of Class B Common Stock outstanding.

Name of Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class
J. Christopher Donahue (3)	2,234,236	2.2%

Thomas R. Donahue (4)	1,617,070	1.6%

John B. Fisher (5)	538,052	*

Gordon J. Ceresino (6)	266,752	*

Saker A. Nusseibeh	25,245	*

Michael J. Farrell (7)	140,600	*

Joseph C. Bartolacci	6,400	*

Marie Milie Jones	10,900	*

All executive officers and current directors as a group (12 persons)	5,249,391	5.2%

*	Less than 1%.

(1)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless stated below, each such person has sole voting and investment power with respect to all such shares.

(2)

Does not include an aggregate of 30,654 shares of Class B Common Stock allocated to the accounts of directors and executive officers who are participants in the Federated Hermes, Inc. Profit Sharing/401(k) Plan.

(3)

Includes 278,101 shares owned by Comax Partners, L.P. (d/b/a The Beechwood Company, L.P.), a limited partnership of which Beechmax, Inc. is general partner, Mr. J. Christopher Donahue is a trustee of the Trust for the Benefit of the Family of J. Christopher Donahue which is a shareholder of Beechmax, Inc. (Mr. J. Christopher Donahue disclaims beneficial ownership of approximately 266,078 shares owned by Comax Partners, L.P.); 5,819 shares owned by John F. Donahue Revocable Trust, Mr. J. Christopher Donahue is a trustee (Mr. J. Christopher Donahue disclaims beneficial ownership of all 5,819 shares owned by John F. Donahue Revocable Trust); 5,819 shares owned by Rhodora J. Donahue Revocable Trust, Mr. J. Christopher Donahue is a trustee (Mr. J. Christopher Donahue disclaims beneficial ownership of all 5,819 shares owned by Rhodora J. Donahue Revocable Trust); 456,880 shares owned by The John F. Donahue and Rhodora J. Donahue Joint Revocable Trust, Mr. J. Christopher Donahue is a trustee (Mr. J. Christopher Donahue disclaims beneficial ownership of all 456,880 shares owned by The John F. Donahue and Rhodora J. Donahue Joint Revocable Trust); and 82 shares owned by AWOL, Inc., Mr. J. Christopher Donahue is a trustee of the Trust for the Benefit of the Family of J. Christopher Donahue which is a shareholder of AWOL, Inc. (Mr. J. Christopher Donahue disclaims beneficial ownership of all 82 shares owned by AWOL, Inc.).

(4)

Includes 7,795 shares owned by Mrs. Thomas R. Donahue; 3,905 shares owned by The Thomas R. and Frances L. Donahue Grantor Dynasty Trust; 27,544 shares owned by The Fran L. Donahue Grantor Trust; 37,544 shares owned by The Thomas R. Donahue Grantor Trust; 2,000 shares owned by Maxfund, Inc., of which Mr. Thomas R. Donahue is a shareholder; 421,690 shares owned by Maxfund Partners, L.P., a limited partnership of which Maxfund, Inc. is the general partner, Mr. Thomas R. Donahue is a shareholder of Maxfund, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of approximately 405,872 shares owned by the Maxfund Partners, L.P.); 278,101 shares owned by Comax Partners, L.P. (d/b/a The Beechwood Company, L.P.), a limited partnership of which Beechmax, Inc. is general partner, Mr. Thomas R. Donahue is a trustee of the Trust for the Benefit of the Family of Thomas R. Donahue which is a shareholder of Beechmax, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of approximately 274,157 shares owned by Comax Partners, L.P.); 118,084 shares owned by immediate family members living in his household (Mr. Thomas R. Donahue disclaims beneficial ownership of all 118,084 shares); 82 shares owned by AWOL, Inc., Mr. Thomas R. Donahue is a trustee of the Trust for the Benefit of the Family of Thomas R. Donahue which is a shareholder of AWOL, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of all 82 shares owned by AWOL, Inc.); and 50,000 shares owned by a family trust, for which Mr. Thomas R. Donahue is a trustee (Mr. Thomas R. Donahue disclaims beneficial ownership of all 50,000 shares owned by the family trust).

(5)

Includes 40,000 shares held by Rosewood Limited Partnership, a limited partnership of which Mr. John B. Fisher is a general partner. Mr. John B. Fisher disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.

(6)	Includes 82,405 shares held by Ceresino Family Trust. Mr. Gordon J. Ceresino disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.

(7)

Includes 30,000 shares owned by the Farrell Family Partnership 2nd, a limited partnership of which Mr. Michael J. Farrell is the sole owner of the corporate general partner; 60,200 shares owned by the Michael J. Farrell Charitable Remainder Unit Trust; and 10,000 shares owned by The MJF 2011 Trust. Mr. Michael J. Farrell disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.

Delinquent Section 16(a) Reports

Under the securities laws of the United States, Federated Hermes’ directors, its executive officers and any persons beneficially owning more than ten percent of Federated Hermes’ Class A Common Stock and Class B Common Stock are required to report their ownership of Federated Hermes’ Class A Common Stock and Class B Common Stock and any changes in that ownership to the SEC and to the NYSE. Specific due dates for these reports have been established and Federated Hermes is required to report in this Information Statement any failure to file by these dates. Based on a review of any Forms 3 and 4 (and amendments) furnished to Federated Hermes during, and Forms 5 (and amendments) furnished to Federated Hermes with respect to, the fiscal year ended December 31, 2019, all reports required by Section 16(a) of the Exchange Act during the fiscal year were timely filed, except as follows:

With respect to Messrs. J. Christopher Donahue, Thomas R. Donahue, John B. Fisher, Gordon J. Ceresino, Paul A. Uhlman, Peter J. Germain, Saker A. Nusseibeh, Richard A. Novak and Stephen P. Van Meter, Forms 4 were filed late in connection with grants of Bonus Restricted Stock granted on March 5, 2019. Promptly after discovery, Forms 4 were filed for these transactions on April 1, 2019.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm for Federated Hermes for 2019 and continues to serve as the independent registered public accounting firm for Federated Hermes. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following fees are for services rendered by Ernst & Young LLP for the audit of Federated Hermes’ financial statements for the fiscal years ended December 31, 2019 and December 31, 2018, the audit of internal control over financial reporting for the fiscal years ended December 31, 2019 and December 31, 2018, the review of the financial statements in Federated Hermes’ Forms 10-Q for the fiscal years ended December 31, 2019 and December 31, 2018, and other billings for services rendered to Federated Hermes:

	2019	2018
Audit Services Fees:	$4,760,473	$3,658,822

Fees for audit of consolidated financial statements, quarterly reviews, audit of internal control over financial reporting, statutory audits of certain subsidiaries, consolidated funds and other significant transactions.

Audit-Related Services Fees:	$40,230	$464,756
Fees for audit-related services primarily include audit of the employee benefit plan and due diligence.
Tax Fees:	$256,145	$340,037
Fees for international tax compliance, tax advice and tax planning services and portfolio scanning services.
All Other Fees:	$129,850	$184,850
Fees for other services primarily include certain Federated Hermes-sponsored product-related tax assistance and certain permitted advisory services.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy for pre-approval of all audit, audit-related, tax and other services, classified as All Other Services, to be performed by Federated Hermes’ independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1) subparagraph (B) of the Exchange Act. The policy was adopted in order to ensure that the provision of these services does not impair the auditor’s independence. The Audit Committee annually, or more frequently (if necessary), reviews and pre-approves the services that may be provided by the independent registered public accounting firm. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. The term of the general pre-approval is twelve months from the date of pre-approval, unless specifically provided otherwise. The Audit Committee will waive the pre-approval requirement with respect to the provision of non-audit services if: (i) the aggregate amount of all such non-audit services provided constitutes not more than five percent of the total amount of fees paid by Federated Hermes to its independent registered public accounting firm during the fiscal year in which the services are provided; (ii) such services were not recognized by Federated Hermes at the time of engagement of the independent registered public accounting firm to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee (or its delegate) and approved prior to the completion of the audit. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee reports any pre-approval decisions to the Audit Committee at its scheduled meetings. All fees paid to Ernst & Young LLP for the fiscal years ended December 31, 2019 and December 31, 2018 were pre-approved by the Audit Committee in accordance with this policy.

Federated Hermes, Inc.

1001 Liberty Avenue

Pittsburgh, PA 15222-3779

1-800-341-7400

FederatedHermes.com